UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: June 15, 2017

(Date of earliest event reported)

Advanced Disposal Services, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37904	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road
Ponte Vedra, Florida 32081
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)                                 On June 15 and June 16, 2017, in connection with the sale of Advanced Disposal Services, Inc. (the “Company”) common stock by certain of the Company’s stockholders, Sergio Pedreiro and Matthew Rinklin each submitted an offer to resign from their positions as directors of the Company. Mr. Pedreiro was a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Pedreiro’s and Mr. Rinklin’s offers to resign were each submitted in accordance with the Stockholders Agreement (the “Stockholders Agreement”), dated as of October 12, 2016, among the Company, Star Atlantic Waste Holdings, L.P. (“Highstar”), BTG Pactual International Portfolio Fund II SPC, acting on behalf of and for the account of the Segregated Portfolio BTGPH Corp Hedge (“BTG”) and Canada Pension Plan Investment Board. As a result of such sale, Highstar’s and BTG’s respective ownership fell below one of the ownership thresholds specified in the Stockholders Agreement. One of the directors designated by Highstar and the director designated by BTG were each required to submit an offer to resign from the Company’s board of directors (the “Board”) within 30 days after the closing of that transaction. Pursuant to the terms of the Stockholders Agreement, Highstar continues to have the right to nominate up to three directors to the Board. Mr. Pedreiro’s and Mr. Rinklin’s offers of resignations did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On June 16, 2017, the Board accepted the resignation of Mr. Pedreiro and Mr. Rinklin. Mr. Rinklin’s resignation is effective as of June 16, 2017. The Board requested that Mr. Pedreiro continue to serve until the meeting of the Board scheduled for October 2017.

(d)                                 On June 16, 2017, the Board elected E. Renae Conley as a director of the Company with her term beginning at the meeting of the Board of Directors scheduled for August 1, 2017. Ms. Conley is considered an independent director under the New York Stock Exchange’s corporate governance listing standards and the Company’s Corporate Governance Guidelines. Ms. Conley is expected to serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Ms. Conley will be eligible to earn compensation for her services as a member of the Board, including an annual retainer equal to $50,000 and a grant of shares of restricted stock with a market value of $100,000 under the Advanced Disposal Services, Inc. 2016 Omnibus Equity Plan scheduled to vest in full on the third anniversary of the date of grant.

A copy of the press release related to the foregoing is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 5.01.

Item 9.01                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibits are furnished herewith:

Exhibit
No.	Description

99.1	Press Release of Advanced Disposal Services, Inc., dated June 16, 2017 Announcing Changes to the Board of Directors

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Disposal Services, Inc.

	By:	/s/ Jeffrey C. Everett
	Name:	Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: June 19, 2017

Exhibit Index

Number and Description of Exhibit

99.1                            Press Release of Advanced Disposal Services, Inc., dated June 16, 2017 Announcing Changes to the Board of Directors